Exhibit 99.1

   Per-Se Technologies Reports Third Quarter 2006 Financial Results


    ALPHARETTA, Ga.--(BUSINESS WIRE)--Nov. 6, 2006--Per-Se Technologies, Inc. (Nasdaq: PSTI), the leader in Connective Healthcare solutions that help physicians, pharmacies, hospitals and healthcare organizations realize their financial goals, today reported its financial results for the three and nine-month periods ended September 30, 2006. The financial results of the NDCHealth Corporation businesses acquired on January 6, 2006, are included in the Company's current year results.

    Financial Highlights

    The following highlights include non-GAAP measures that are reconciled to their most directly comparable GAAP measures later in this press release:

    -- Revenue increased 58.4% to $148.9 million from $94.0 million a year ago, driven primarily by the addition of acquired businesses.

    -- Adjusted operating income more than doubled to $24.4 million, or 16.4% of revenue, from $11.0 million, or 11.7% of revenue, a year ago.

    -- Adjusted earnings per share were $0.22, compared to guidance of $0.18 to $0.21.

    -- Adjusted cash flow from continuing operations increased 150% to $89.3 million in the first nine months of 2006, compared to cash flow from continuing operations of $35.5 million in the same period last year.

    On a GAAP basis, the Company reported revenue of $148.9 million, operating income of $21.4 million, or 14.3% of revenue, and income from continuing operations of $7.0 million, or $0.16 per diluted share, for the three months ended September 30, 2006. On a non-GAAP basis, excluding non-cash stock-based compensation expense of approximately $1.8 million and NDCHealth transition and integration-related expenses of approximately $1.2 million, the Company reported third quarter adjusted operating income of $24.4 million, or 16.4% of revenue, and adjusted income from continuing operations of $9.4 million, or $0.22 per diluted share.

    For the nine months ended September 30, 2006, on a GAAP basis, the Company reported revenue of $447.8 million, operating income of $42.9 million, or 9.6% of revenue, and income from continuing operations of $6.3 million, or $0.14 per share. On a non-GAAP basis, excluding non-cash stock-based compensation expense, NDCHealth transition and integration-related expenses, write-off of in-process research and development, and the non-cash tax benefit from the partial release of the tax asset valuation allowance, the Company had adjusted operating income of $68.6 million, or 15.3% of revenue, and adjusted income from continuing operations of $26.1 million, or $0.60 per diluted share.

    The adjusted income from continuing operations for the three and nine-month periods ended September 30, 2006, included an income tax provision at a rate of approximately 41%. The cash paying income tax rate for 2006 is expected to be approximately 5% to 6%.

    For comparison purposes, in the three months ended September 30, 2005, the Company reported revenue of $94.0 million, operating income of $11.0 million, or 11.7% of revenue, and income from continuing operations of $9.8 million, or $0.29 per diluted share, and in the nine months ended September 30, 2005, the Company reported revenue of $279.3 million, operating income of $30.7 million, or 11.0% of revenue, and income from continuing operations of $26.8 million, or $0.81 per diluted share.

    The three and nine-month periods ended September 30, 2005, included an income tax provision at a cash paying tax rate of approximately 2%.

    Cash flow from continuing operations for the nine-month period ended September 30, 2006, was $60.9 million. During this nine-month period, the Company used approximately $28.4 million in operating cash for NDCHealth transition and integration-related activities. Excluding these transition and integration costs, adjusted cash flow from continuing operations was $89.3 million for the nine months ended September 30, 2006, compared to $35.5 million in the same period last year.

    "All three business divisions continued to execute well during the third quarter, which contributed to strong cash flow and margin improvement in our third quarter and year-to-date results," said
Philip M. Pead, chairman, president and chief executive officer of Per-Se Technologies.

    Business Segment Performance

    The following business segment review references adjusted operating income for the third quarter of 2006, which excludes non-cash stock-based compensation expense.

    Physician Solutions Division

    The Physician Solutions division reported revenue of $77.8 million and adjusted operating income of $12.6 million, or 16.2% of revenue, for the third quarter of 2006, compared to revenue and operating income of $69.8 million and $8.4 million, or 12.0% of revenue, respectively, for the same quarter of 2005.

    Revenue growth in the division was attributable to the acquired NDCHealth software business. Revenue in the physician outsourcing business was flat year-over-year. Margin expansion in the division year-over-year was due to the NDCHealth business as well as cost structure improvements, primarily in the division's ASP-based software product.

    Previously, the Company had expected third quarter revenue in the physician outsourcing business to be impacted by the timing of Medicare reimbursement payments. The federal government had announced that they would hold Medicare reimbursement payments that should be funded during the last nine days of September until October as mandated by the Deficit Reduction Act of 2005. The Company had anticipated the negative revenue impact of these actions would be approximately $1.5 million, or approximately $0.02 in diluted earnings per share, in the third quarter 2006 results with a corresponding positive impact in the fourth quarter 2006 results. However, the actual revenue impact in the third quarter was approximately $0.4 million, or approximately $0.00 per diluted share. As a result, third quarter results were higher than expected by approximately $1.1 million, or approximately $0.02 per diluted share. This revenue and income was previously expected to be recognized in the fourth quarter of 2006.

    This division's outsourced receivables management business had net new business sold in the third quarter of 2006 of approximately $9 million, which compares to net new business sold of approximately $2 million in the same quarter a year ago. Total net new business sold through September 30, 2006, was approximately $18 million. Net backlog for the division at September 30, 2006, was approximately $16 million compared to $12 million at June 30, 2006, and $7 million at September 30, 2005.

    Hospital Solutions Division

    The Hospital Solutions division reported revenue of $44.1 million and adjusted operating income of $12.1 million, or 27.5% of revenue, for the third quarter of 2006. This compares to revenue of $27.9 million and operating income of $6.1 million, or 22.0% of revenue, in the same quarter of 2005. Year-over-year revenue growth and margin expansion in the division is due to the acquisition of NDCHealth.

    New business sold in the Hospital Solutions division was approximately $8 million in the third quarter of 2006, compared to new business sold of approximately $4 million in the same quarter a year ago. Total new business sold year to date through September 30, 2006, was approximately $24 million.

    Pharmacy Solutions Division

    The Pharmacy Solutions division reported revenue of $31.0 million and adjusted operating income of $5.2 million, or 16.8% of revenue, for the third quarter of 2006. Pharmacy Solutions' new business sold in the third quarter was approximately $7 million, and approximately $25 million year to date through September 30, 2006. Margins in the division declined on a sequential basis as compared to the second quarter of 2006. Sequential margin improvement in the division's network services business, which continues to benefit from higher transaction volume and new product introductions, was offset by a slight decline in revenue in the division's system business due to the timing of certain implementations of its high volume MailRx product.

    The Company will not host an investor conference call to discuss its financial and operating results.

    Per-Se to be Acquired by McKesson Corporation

    Per-Se separately announced that it has signed a merger agreement with McKesson Corporation (NYSE: MCK) pursuant to which McKesson will acquire all of the outstanding shares of Per-Se for $28 per share in cash. McKesson will also assume Per-Se's outstanding debt. In total, the transaction is valued at approximately $1.8 billion. The transaction is expected to be completed in the first quarter of 2007, and is subject to customary conditions, including regulatory and shareholder approval.

    Additional Information

    In connection with the proposed merger and required stockholder approval, Per-Se Technologies, Inc. will file a proxy statement with the U.S. Securities and Exchange Commission (SEC). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PER-SE AND THE MERGER. The final proxy statement will be mailed to the stockholders of Per-Se. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, the documents filed by Per-Se with the SEC may be obtained free of charge by contacting Per-Se Technologies, Inc., Attn: Investor Relations and Corporate Communications, 1145 Sanctuary Parkway, Suite 200, Alpharetta, Georgia 30004, Telephone: 770-237-7539. Per-Se's filings with the SEC are also available from Per-Se's website (www.per-se.com) under the tab "Investor Relations" through the "SEC Filings" link.

    Participants in This Transaction

    Per-Se Technologies and its directors, executive officers, and other members of management may be deemed participants in the solicitation of proxies from stockholders in connection with this transaction. Information about the directors and executive officers of Per-Se Technologies and information about other persons who may be deemed participants in this transaction will be included in the proxy statement. Information regarding Per-Se's directors and executive officers is available in Per-Se's proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 19, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents filed with the SEC when they become available.

    About Per-Se Technologies

    Per-Se Technologies is the leader in Connective Healthcare, providing solutions that enable physicians, pharmacies and hospitals to achieve their income potential by streamlining and simplifying the complex administrative burden of providing healthcare. Per-Se's Connective Healthcare solutions help reduce administrative expenses, increase revenue and accelerate the movement of funds to benefit providers, payers and patients. More information is available at www.per-se.com.

    Safe Harbor Statement

    This Press Release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this Press Release include the intent, belief or current expectations of the Company and members of its management team with respect to the Company's future business operations as well as the assumptions upon which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to: the failure to obtain appropriate approvals for, or the failure to otherwise complete, the transaction with McKesson, failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement sales backlog; lack of revenue growth; client losses; technical issues in processing claims through the Company's clearinghouses; failure to gain integration synergies from the NDCHealth acquisition; any benefit from an additional release of the tax valuation allowance; outcome of pending legal matters; and adverse developments with respect to the operation or performance of the Company's business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company's Risk Factor disclosures in its Form 10-K for the year ended December 31, 2005 and its Form 10-Q for the period ended June 30, 2006. The Company disclaims any responsibility to update any forward-looking statements.


                      PER-SE TECHNOLOGIES, INC.
                     CONDENSED SEGMENT REPORTING
                     (unaudited) ($ in thousands)

                              Three Months Ended    Nine Months Ended
                                 September 30,        September 30,
                              -------------------  -------------------
                                2006      2005       2006      2005
                              --------- ---------  --------- ---------
Revenue
  Physician Solutions          $77,835   $69,805   $235,344  $206,063
  Hospital Solutions            44,083    27,860    132,173    84,032
  Pharmacy Solutions            31,015       n/a     92,482       n/a
  Eliminations                  (4,062)   (3,659)   (12,214)  (10,759)
                              --------- ---------  --------- ---------
    Consolidated              $148,871   $94,006   $447,785  $279,336
                              ========= =========  ========= =========

Adjusted Operating Income (a
 non-GAAP measure)(a)
  Physician Solutions          $12,614    $8,375    $35,343   $24,430
  Hospital Solutions            12,144     6,140     35,068    17,830
  Pharmacy Solutions             5,207       n/a     16,302       n/a
  Corporate                     (5,558)   (3,516)   (18,064)  (11,552)
                              --------- ---------  --------- ---------
    Consolidated               $24,407   $10,999    $68,649   $30,708
                              ========= =========  ========= =========

(a) Operating income for the third quarter and nine months of 2006 is adjusted to exclude NDCHealth integration and transition-related expenses, the write-off of in-process research & development, and stock-based compensation expense. See the reconciliation of adjusted operating income to GAAP operating income by business segment provided in this release for further information.


                      PER-SE TECHNOLOGIES, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                     (unaudited) ($ in thousands)

                                September 30, 2006  December 31, 2005
                                ------------------  ------------------

Assets
Cash and cash equivalents                 $52,453             $61,161
Accounts receivable, net                   96,768              54,397
Other current assets                       20,545               6,559
Property and equipment, net                40,726              16,843
Goodwill                                  380,656              38,199
Other intangible assets, net              298,496              21,946
Deferred income taxes, net                 33,658              30,294
Other                                      18,036              10,124
                                ------------------  ------------------
                                         $941,338            $239,523
                                ==================  ==================

Liabilities and Stockholders'
 Equity
Current liabilities                       $87,416             $38,249
Deferred revenue                           49,755              25,821
Long-term debt, including
 current portion                          510,620             125,625
Other long-term obligations                21,419               5,312
Stockholders' equity                      272,128              44,516
                                ------------------  ------------------
                                         $941,338            $239,523
                                ==================  ==================


                      PER-SE TECHNOLOGIES, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
         (unaudited) ($ in thousands, except per share data)

                              Three Months Ended    Nine Months Ended
                                 September 30,        September 30,
                              -------------------  -------------------
                                2006      2005       2006      2005
                              --------- ---------  --------- ---------

Revenue                       $148,871   $94,006   $447,785  $279,336
                              --------- ---------  --------- ---------

Cost of services                86,007    63,089    274,358   185,596
Selling, general and
 administrative                 41,514    19,918    130,504    63,032
                              --------- ---------  --------- ---------
    Operating income            21,350    10,999     42,923    30,708
Interest, net                    8,390     1,004     24,351     3,285
                              --------- ---------  --------- ---------
Income before income taxes      12,960     9,995     18,572    27,423
Income tax expense               5,984       172     12,305       623
                              --------- ---------  --------- ---------
Income from continuing
 operations                      6,976     9,823      6,267    26,800
Loss from discontinued
 operations, net of tax            218        --        292        --
                              --------- ---------  --------- ---------
    Net income                  $6,758    $9,823     $5,975   $26,800
                              ========= =========  ========= =========

Diluted net income per common
 share:
  Adjusted income from
   continuing operations         $0.22     $0.29      $0.60     $0.81
    Stock-based compensation
     expense, net of tax         (0.03)       --      (0.06)       --
    Write-off of in-process
     research & development         --        --      (0.31)       --
    NDCHealth transition and
     integration-related
     expenses, net of tax        (0.02)       --      (0.11)       --
    Partial release of
     deferred tax valuation
     allowance                   (0.01)       --       0.02        --
                              --------- ---------  --------- ---------
  Income from continuing
   operations                     0.16      0.29       0.14      0.81
  Loss from discontinued
   operations, net of tax           --        --         --        --
                              --------- ---------  --------- ---------
  Net income - diluted           $0.16     $0.29      $0.14     $0.81
                              ========= =========  ========= =========

Weighted average shares used
 in computing diluted
 earnings per share             43,203    33,792     43,535    32,917
                              ========= =========  ========= =========


                      PER-SE TECHNOLOGIES, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                     (unaudited) ($ in thousands)

                                      Nine Months Ended September 30,
                                      --------------------------------
                                           2006             2005
                                      ---------------  ---------------
Cash Flows From Operating Activities:
Net income                                    $5,975          $26,800
Adjustments to reconcile net income
 to cash provided by operating
 activities:
    Depreciation and amortization             49,310           11,233
    Stock-based compensation expense           4,525               --
    Amortization of deferred
     financing costs                           1,655            1,011
    Loss from discontinued operations            292               --
    Deferred income taxes                     11,009               --
    Changes in assets and
     liabilities, excluding effects
     of acquisitions and divestitures        (11,910)          (3,507)
                                      ---------------  ---------------
  Net cash provided by continuing
   operations                                 60,856           35,537
  Net cash used for discontinued
   operations                                   (484)              --
                                      ---------------  ---------------
  Net cash provided by operating
   activities                                 60,372           35,537
                                      ---------------  ---------------

Cash Flows From Investing Activities:
Acquisitions, net of cash acquired          (429,834)              --
Purchases of property and equipment           (8,802)          (6,098)
Software development costs                   (12,540)          (4,544)
Other                                             --           (1,700)
                                      ---------------  ---------------
  Net cash used for investing
   activities                               (451,176)         (12,342)
                                      ---------------  ---------------

Cash Flows From Financing Activities:
Proceeds from the exercise of stock
 options                                       4,312            5,967
Proceeds from borrowings                     435,000               --
Treasury stock purchase                           --          (15,404)
Payments of debt                             (50,202)             (32)
Deferred financing costs                      (7,662)              --
Other                                            648              (18)
                                      ---------------  ---------------
  Net cash provided by (used for)
   financing activities                      382,096           (9,487)
                                      ---------------  ---------------

Cash and Cash Equivalents:
Net change in cash                            (8,708)          13,708
Balance at beginning of period                61,161           42,422
                                      ---------------  ---------------
Balance at end of period                     $52,453          $56,130
                                      ===============  ===============


                      PER-SE TECHNOLOGIES, INC.
   RECONCILIATION OF ADJUSTED OPERATING INCOME (A NON-GAAP MEASURE)
             TO GAAP OPERATING INCOME BY BUSINESS SEGMENT
                     (unaudited) ($ in thousands)

                      Three months             Nine months
                         ended      Operating     ended      Operating
                     Sept. 30, 2006  Margin   Sept. 30, 2006  Margin
                     -------------- --------- -------------- ---------
Physician Solutions:
  Adjusted operating
   income (a non-
   GAAP measure)           $12,614      16.2%       $35,343      15.0%
  Non-cash stock-
   based
   compensation
   expense                    (357)                    (759)
  NDCHealth
   transition and
   integration-
   related expenses             --                      (83)
  Non-cash write-off
   of in-process
   research &
   development                  --                   (1,900)
                     -------------- --------- -------------- ---------
  Operating income         $12,257      15.7%       $32,601      13.9%
                     -------------- --------- -------------- ---------

Hospital Solutions:
  Adjusted operating
   income (a non-
   GAAP measure)           $12,144      27.5%       $35,068      26.5%
  Non-cash stock-
   based
   compensation
   expense                    (278)                    (565)
  NDCHealth
   transition and
   integration-
   related expenses             --                     (146)
  Non-cash write-off
   of in-process
   research &
   development                  --                   (2,800)
                     -------------- --------- -------------- ---------
  Operating income         $11,866      26.9%       $31,557      23.9%
                     -------------- --------- -------------- ---------

Pharmacy Solutions:
  Adjusted operating
   income (a non-
   GAAP measure)            $5,207      16.8%       $16,302      17.6%
  Non-cash stock-
   based
   compensation
   expense                    (282)                    (588)
  NDCHealth
   transition and
   integration-
   related expenses             --                       --
  Non-cash write-off
   of in-process
   research &
   development                  --                   (8,600)
                     -------------- --------- -------------- ---------
  Operating income          $4,925      15.9%        $7,114       7.7%
                     -------------- --------- -------------- ---------

Corporate:
  Adjusted operating
   loss (a non-GAAP
   measure)                $(5,558)                $(18,064)
  Non-cash stock-
   based
   compensation
   expense                    (905)                  (2,613)
  NDCHealth
   transition and
   integration-
   related expenses         (1,235)                  (7,672)
                     -------------- --------- -------------- ---------
  Operating loss           $(7,698)                $(28,349)
                     -------------- --------- -------------- ---------

Consolidated:
  Adjusted operating
   income (a non-
   GAAP measure)           $24,407      16.4%       $68,649      15.3%
  Non-cash stock-
   based
   compensation
   expense                  (1,822)                  (4,525)
  NDCHealth
   transition and
   integration-
   related expenses         (1,235)                  (7,901)
  Non-cash write-off
   of in-process
   research &
   development                  --                  (13,300)
                     -------------- --------- -------------- ---------

  Operating income         $21,350      14.3%       $42,923       9.6%
                     ============== ========= ============== =========

The Company believes adjusted operating income, which excludes non-cash write-off of in-process research & development, non-cash stock-based compensation expense and NDCHealth acquisition-related expenses is a meaningful measure of operating performance and facilitates comparisons to previously issued guidance that excluded these items. Internally, the Company uses these measures to evaluate its operational performance. The presentation of such non-GAAP measures enables investors to focus on expected period-over-period operating performance, without the impact of these items, and thereby enhances the user's overall understanding of the Company's current financial performance and provides a better baseline for modeling future earnings expectations. The Company believes the inclusion of such non-GAAP measures provides consistency and comparability in its financial reporting and is provided in order to enable investors to evaluate how management views its business and to more thoroughly evaluate its current performance compared to past performance. However, this information may be different from comparable information provided by other companies and should not be used in isolation or as an alternative to the Company's operating and other financial information as determined under U.S. generally accepted accounting principles.


                      PER-SE TECHNOLOGIES, INC.
 RECONCILIATION OF ADJUSTED INCOME AND EPS FROM CONTINUING OPERATIONS (A NON-GAAP MEASURE) TO GAAP INCOME AND EPS FROM CONTINUING OPERATIONS
         (unaudited) ($ in thousands, except per share data)

                            Three months          Nine months
                               ended                 ended
                           Sept. 30, 2006  EPS   Sept. 30, 2006  EPS
                           -------------- ------ -------------- ------
Adjusted income from
 continuing operations (a
 non-GAAP measure)                $9,356  $0.22        $26,067  $0.60
  Non-cash write-off of
   in-process research &
   development                        --     --        (13,300) (0.31)
  Non-cash stock-based
   compensation expense,
   net of tax                     (1,133) (0.03)        (2,794) (0.06)
  NDCHealth transition and
   integration-related
   expenses, net of tax             (726) (0.02)        (4,700) (0.11)
  Tax benefit from partial
   release of deferred tax
   asset valuation
   allowance                        (521) (0.01)           994   0.02
                           -------------- ------ -------------- ------
Income from continuing
 operations                       $6,976  $0.16         $6,267  $0.14
                           ============== ====== ============== ======

The Company believes adjusted income and adjusted earnings per share from continuing operations, which excludes NDCHealth transition and integration-related expenses, non-cash stock-based compensation expense and non-cash write-off of in-process research & development are additional meaningful measures of operating performance and facilitate comparisons to previously issued guidance that excluded these items. Internally, the Company uses these measures to evaluate its operational performance. The presentation of such non-GAAP measures enables investors to focus on period-over-period operating performance, without the impact of these items, and thereby enhances the user's overall understanding of the Company's financial performance and provides a better baseline for modeling future earnings expectations. The Company believes the inclusion of such non-GAAP measures provides consistency and comparability in its financial reporting and is provided in order to enable investors to evaluate how management views its business and to more thoroughly evaluate its current performance compared to past performance. However, this information may be different from comparable information provided by other companies and should not be used in isolation or as an alternative to the Company's operating and other financial information as determined under U.S. generally accepted accounting principles.


                      PER-SE TECHNOLOGIES, INC.
   RECONCILIATION OF ADJUSTED CASH FLOW FROM CONTINUING OPERATIONS (A NON-GAAP MEASURE) TO GAAP CASH FLOW FROM CONTINUING OPERATIONS
                     (unaudited) ($ in millions)

                                                         Nine Months
                                                            ended
                                                        Sept. 30, 2006
                                                        --------------
Adjusted cash flow from continuing operations (a non-
 GAAP measure)                                                  $89.3
Cash used for non-recurring acquisition-related costs           (28.4)
                                                        --------------
Cash flow from continuing operations                            $60.9
                                                        ==============

The Company believes adjusted cash flow from continuing operations, which excludes NDCHealth acquisition-related costs, is a meaningful measure of operating cash flow generated from the "base business" and facilitates comparisons to previously issued guidance that excluded these items. Internally, the Company uses these measures to evaluate its operational performance. The presentation of such non-GAAP measures enables investors to focus on expected period-over-period operating performance, without the impact of these non-recurring items, and thereby enhances the user's overall understanding of the Company's expected financial performance and provides a better baseline for modeling future cash flow expectations. The Company believes the inclusion of such non-GAAP measures provides consistency and comparability in its financial reporting and is provided in order to enable investors to evaluate how management views its business and to more thoroughly evaluate its expected performance compared to past performance. However, this information may be different from comparable information provided by other companies and should not be used in isolation or as an alternative to the Company's operating and other financial information as determined under U.S. generally accepted accounting principles.


    CONTACT: Per-Se Technologies, Inc.
             Robert P. Borchert, 770-237-7539
             VP, Investor Relations & Corporate Communications investors@per-se.com